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                                                                 EXHIBIT 10.20


                       SOUTHERN CALIFORNIA EDISON COMPANY

                   1993 EXECUTIVE INCENTIVE COMPENSATION PLAN

                          AS ADOPTED DECEMBER 17, 1992

         WHEREAS, it has been determined that it is in the best interest of the Southern California Edison Company to offer and maintain competitive executive compensation programs designed to attract and retain qualified executives; and

         WHEREAS, it has been determined that providing financial incentives to executives which reinforce and recognize Company, organizational and individual performance and accomplishments will enhance the financial and operational performance of the Company; and

         WHEREAS, it has been determined that an incentive compensation program would encourage the attainment of short-term corporate goals and objectives;

         NOW, THEREFORE, the Southern California Edison Company 1993 Executive Incentive Compensation Plan has been established by the Compensation Committee of the Board of Directors effective January 1, 1993 and made available to eligible executives of the Company subject to the following terms and conditions:

1. DEFINITIONS. When capitalized herein, the following terms are defined as indicated:

         "Base Salary" is defined to be the annual salary for the Participant as of January 1st of the Performance Period, as fixed by the Board of Directors or by the executive officers of the Company.

         "Board" shall mean the Board of Directors of the Company.

         "Chairman" shall refer to the Chairman of the Board and Chief Executive Officer of the Company.

         "Code" shall refer to the Internal Revenue Code of 1986, as amended.

         "Company" shall mean the Southern California Edison Company.

         "Committee" shall mean the Compensation Committee of the Board.

       "Participant" shall include the Chairman of the Board and Chief Executive
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Officer, President, Executive Vice Presidents, Senior Vice Presidents,
Corporate Vice Presidents, Corporate Secretary, appointed Division and Regional Vice Presidents, and managers who are in Salary Grades 13 and 14, and whose participation in this Plan has been approved by the Chairman.

         "Plan" is defined to be the Southern California Edison Company 1993 Executive Incentive Compensation Plan.

         2. ELIGIBILITY. To be eligible for the full amount of any incentive award, an individual must have been a participant for the entire calendar year. Pro-rata awards may be distributed to participants who are discharged for reasons other than incompetence, misconduct or fraud, or who resigned, retired or became disabled during the calendar year, or who were participants for less than the full year. A pro-rata award may be made to a participant's designated beneficiary in the event of death of a participant during a calendar year prior to an award being made.

         3. COMPANY PERFORMANCE GOALS. The Chairman will furnish recommended Company achievement areas to the Committee, out of which the Committee will, in consultation with the Chairman, select those areas of achievement upon which they wish the Company to focus particular attention and identify performance goals for the year.

         The performance goals must represent relatively optimistic, but reasonably attainable goals the accomplishment of which will contribute significantly to the attainment of Company objectives.

         4. INDIVIDUAL INCENTIVE AWARD LEVELS. Company, organizational and individual performance relative to the pre- established goals will determine the award a Participant can receive.

         Although most performance goals will be stated in terms of results to be achieved during the calendar year, it is important that long-range goals and objectives be included. These long-range goals and objectives will have payoffs later than the year in question, but short-term sub-goals may be established for the calendar year.

         If the Committee determines Company performance goals have been met, Participants will be eligible for individual incentive awards not to exceed the following maximum award percentages:

         65% of year-end base salary for the Chairman;

         60% of year-end base salary for the President;

         55% of year-end base salary for each Executive Vice President;


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         45% of year-end base salary for each Senior Vice President;

         40% of year-end base salary for each Corporate Vice President and the Corporate Secretary;

         35% of year-end base salary for each appointed Divisional and Regional Vice President; and

         25% of year-end base salary for each manager who is in Salary Grade 13 or 14.

         Each award shall be approved by the Committee and reported to the Board. Incentive awards will be determined by evaluation of budget control, organizational and management effectiveness, productivity, ingenuity and dedication to work as outlined in each organization's Executive Plan and Budget.

         5. APPROVAL AND PAYMENT OF INDIVIDUAL AWARDS. During the first quarter of the year following the completion of the calendar year, the Chairman will assess the degree to which executive plans and budgets have been achieved and will develop suggested incentive awards for eligible Participants other than the Chairman. The Committee will receive a report by the Chairman as to overall Company performance, will deliberate on the Chairman's recommendations, will develop an incentive award for the Chairman, and make its determination as to the approval of the recommended awards. The Committee will then present individual award recommendations to the Board for their review. All decisions of the Committee regarding individual incentive awards shall be final and conclusive.

         Incentive award payments will be made as soon after the review by the Board as practical, and payment will be made in cash, unless any award has been elected to be deferred pursuant to the terms of a deferred compensation plan of the Company. Any payments made shall be subject to any income tax withholding or other deductions as may from time-to-time be required by Federal, State or local law.

         Payments under this Plan will not be considered to be salary or other compensation for the purpose of computing benefits to which the Participant may be entitled under any pension plan, stock bonus plan, including but not limited to the Southern California Edison Company Retirement Plan, Stock Savings Plus Plan, Employee Stock Ownership Plan, or other plan or arrangement of the Company for the benefit of its employees if such plan or arrangement is a plan qualified under Section 401(a) of the Code and is a trust exempt from Federal income tax under Section 501(a) of the Code.

         Any awards owing to participants under this Plan shall constitute an unsecured general obligation of the Company, and no special fund or trust shall be created, nor shall any notes or securities be issued with respect to any awards.


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         6.      PLAN MODIFICATIONS AND ADJUSTMENTS.  In order to ensure the incentive features of the plan, avoid distortion in its operation and compensate for or reflect extraordinary changes which may have occurred during the calendar year, the Committee may make adjustments to the Plan's performance goals and percentage allocations before, during or after the end of the calendar year to the extent it determine appropriate in its sole discretion. Adjustments to the Plan shall be conclusive and binding upon all parties concerned. The Plan may be modified or terminated by the Board at any time.

         7. PLAN ADMINISTRATION. This Plan and any awards under it are to be approved by the Committee. The Plan will be administered by the Chairman, or a Vice President if authorized to act on behalf of the Chairman, who shall be authorized to approve ministerial changes or amendments to the Plan, to interpret Plan provisions, and to approve changes as may from time-to-time be required by law or regulation.

         No member of the Board, nor its designee, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

         8. SUCCESSORS AND ASSIGNS. This Plan shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the Company and Participant. Notwithstanding the foregoing, any right to receive payment hereunder is hereby expressly declared to be personal, nonassignable and nontransferable, except by will, intestacy, or as otherwise required by law, and in the event of any attempted assignment, alienation or transfer of such rights contrary to the provisions hereof, the Company shall have no further liability for payments hereunder.

         9. BENEFICIARIES. In the event of the death of a Participant during a calendar year prior to the making of any individual incentive award, a pro-rata award may, at the discretion of the Board, be made. Any such payment will be made to the Participant's most recently designated beneficiary or beneficiaries under the Long-Term Incentive Compensation Plan of the Company. If no such designated beneficiary or beneficiaries survive the Participant, or if a designated beneficiary should die before the award has been paid, any award will be paid in one lump-sum payment to his or her estate as soon as practicable following the Participant's or the designated beneficiary's death.

         10. CAPACITY. If any person entitled to payments under this Plan is, in the opinion of the Board or its designee, incapacitated and unable to use such payments in his or her own best interest, the Board or its designee may direct that payments (or any portion) be made to that person's legal guardian or conservator, or that person's spouse, as an alternative to the payment to the person unable to use the payments. The Board or its designee shall have no obligation to supervise the use of such payments, and court-appointed guardianship or conservatorship may be required.

         11.     NO RIGHT OF EMPLOYMENT.  Nothing contained herein shall be


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construed as conferring upon the Participant the right to continue in the employ of the Company as an Officer or Manager of the Company or in any other capacity.

         12. SEVERABILITY AND CONTROLLING LAW. This Plan shall be governed by the laws of the State of California.


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